UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       June 5, 2006
ACCENTURE LTD
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (IRS Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
(441) 296-8262
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          The proxy statement for Accenture Ltd’s 2006 Annual General Meeting of Shareholders identified our independent directors, whose independence is determined in accordance with the listing standards of the New York Stock Exchange (the “NYSE”).
          The proxy statement also referenced the categorical standards used by our Board of Directors (the “Board”) to assist in assessing director independence, and it advised our shareholders that the categorical standards are available on our website or by request from the Accenture investor relations group.
           On June 5, 2006, we received notice from the NYSE that Section 303A.02(a) of the NYSE’s Listed Company Manual requires us to (a) identify and list each of our independent directors by name and (b) publish the categorical standards in the proxy statement rather than disclosing them by reference.
          While we do not believe our disclosure was materially different from the disclosure required by the NYSE Listed Company Manual, we have in consultation with the NYSE determined to make this disclosure consistent with those requirements by filing this current report on Form 8-K.
          Nine of Accenture’s 11 current directors are independent. The Board has affirmatively determined the independence of the following board members identified in the proxy statement: Sir Mark Moody-Stuart (Lead Director); Dina Dublon; Dennis F. Hightower; William L. Kimsey; Robert I. Lipp; Blythe J. McGarvie; and Wulf von Schimmelmann. In addition, the Board has determined that Nobuyuki Idei and Marjorie Magner, who were appointed subsequent to the filing of the proxy statement, are also independent directors. Two of Accenture’s board members are not independent: Joe W. Forehand (Chairman) and William D. Green (Chief Executive Officer).
          Our Corporate Governance Guidelines state the independence of the Board shall perform an annual review of the independence of all directors and nominees, and the Board shall affirmatively determine that to be considered independent, a director must not have any direct or indirect material relationship with Accenture. Our Corporate Governance Guidelines include the following categorical standards designed to assist the Board in assessing director independence:
1.	A director will not be independent if, within the prior three years, he or she:
•	Was employed by Accenture (including any affiliate);

•	Was employed by, a partner in or otherwise affiliated with Accenture’s independent auditors or any law firm retained by Accenture;

•	Was an officer or senior employee of a company on whose board of directors an Accenture executive officer serves;

•	Has been employed as an executive officer of another company where any of Accenture’s executive officers at the same time serves or served on that company’s compensation committee; or

•	Personally provided professional services to Accenture or its affiliates or any executive officer, or otherwise received direct compensation from Accenture, if the amount of payments has exceeded $100,000 in any such year.

Note: Such a position by an immediate family member of the director shall have the same effect on the director’s independence, except that the Board has concluded that employment by Accenture of adult children in non-executive officer roles shall not preclude a determination of independence of a director.
2.	Relationships of the following types will not be considered to be material relationships that would impair a director’s independence:
•	The director is a current employee or an immediate family member is a current executive officer of another company that has made payments to, or received payments from Accenture in an amount which, during any of the company’s prior three fiscal years, did not exceed the greater of 2 percent of the consolidated gross revenues of the other company or $1 million.
•	The director is an officer, director, trustee (or equivalent) of a charitable or non-profit organization and, during the company’s prior three fiscal years, the amount of charitable contributions directed by Accenture or its executive officers (not including those matching contributions by employees) to that organization did not exceed the greater of 2 percent of the organization’s consolidated gross revenues or $1 million.
3.	Any director with a relationship that exceeds the financial guidelines of section 2 above for the periods noted will not be deemed independent.
4.	The company will explain in its annual proxy statement its assessment of the independence of each of its outside directors.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTURE LTD
Date: June 9, 2006	By:	/s/ Douglas G. Scrivner
		Name:	Douglas G. Scrivner
		Title:	General Counsel and Secretary